Patrick M. Fahey Chairman and CEO Frontier Financial Corporation
425-514-0700

Carol E. Wheeler
CFO
Frontier Financial Corporation
425-514-0700

NEWS RELEASE

For release December 14, 2009

FRONTIER FINANCIAL CORPORATION RECEIVES NASDAQ
NOTICE OF COMPLIANCE LISTING

EVERETT, WA – December 14, 2009 – On December 11, 2009, Frontier Financial Corporation (NASDAQ: FTBK) received notice from the NASDAQ Stock Market stating that Frontier has regained compliance with Marketplace Rule 5450(a)(1).

As previously announced on September 22, 2009, Frontier was not in compliance with the NASDAQ listing requirement because the minimum bid price of Frontier’s common stock was below $1.00 per share for 30 consecutive business days.  Frontier declared a one-for-ten reverse stock split effective November 24, 2009.

About Frontier

Frontier Financial Corporation is a Washington-based financial holding company, providing financial services through its commercial bank subsidiary, Frontier Bank, since 1978.  Frontier Bank offers a wide range of banking and financial services to businesses and individuals in its market area, including trust, cash management, and investment and insurance products.  Frontier operates 48 offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish, Thurston, Whatcom counties in Washington and 3 offices in Oregon.  Additional information regarding Frontier Bank and its services can be found at the bank’s website:  www.frontierbank.com.

This press release includes forward-looking statements and Frontier Financial Corporation intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements describe Frontier Financial Corporation’s expectations regarding future events, including the Company’s ability to attain compliance with certain NASDAQ rules.  Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely.  Additional information regarding risks and uncertainties is included in Frontier Financial Corporation’s periodic filings on Forms 10-K and 10-Q with the Securities and Exchange Commission.  Frontier Financial Corporation undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.